Exhibit 99.1

           SUREWEST TO REPORT THIRD QUARTER 2005 RESULTS NOVEMBER 7

            COMPANY ALSO RELEASES THIRD QUARTER OPERATING METRICS

     ROSEVILLE, Calif., Oct. 19 /PRNewswire-FirstCall/ -- Leading independent telecommunications holding company SureWest Communications (Nasdaq: SURW) will release financial results for the third quarter ended September 30, 2005, before the market opens on Monday, November 7, 2005. SureWest also released non-financial quarterly operating metrics by segment today. Please view the attached table.

    (Logo:  http://www.newscom.com/cgi-bin/prnh/20050908/SFSUREWESTLOGO )

     The Company will host a conference call and live Webcast at 11:00 a.m. Eastern Time on Monday, November 7 to discuss third quarter 2005 results. Open to the public, the Webcast will be available from the Company's investor relations website at www.surw.com and via replay shortly after completion of the call. A telephone replay of the conference will also be available a short time after the conference call and through Saturday, November 12, by dialing 888-286-8010 and entering passcode 38574034. Be sure to visit www.surw.com for updates prior to the call.

     About SureWest Communications
     With more than 90 years in Northern California, SureWest and its family of companies together provide a wide variety of highly reliable advanced communications products and services. SureWest provides digital TV, fiber optics, PCS wireless, DSL, high-speed Internet access, data transport, local and long distance telephone service, and directories with the highest standards of customer care. For more information, visit the SureWest web site at www.surewest.com.

     Safe Harbor Statement
     Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as may, will, should, expect, plan, anticipate, or project or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

     Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California in general, and in the Sacramento, California Metropolitan area in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, pending and future litigation, the internal control issues identified by the company, and unanticipated changes in the growth of the company's emerging businesses, including the wireless, Internet, video and Competitive Local Exchange Carrier operating entities.

                             SUREWEST COMMUNICATIONS
                           Selected Operating Metrics

                                                        As of and for the quarter ended
                                                -----------------------------------------------
                                                September 30,    September 30,         Pct
                                                     2005             2004            Change
                                                -------------    -------------    -------------
LINE SUMMARY
ILEC access lines                                     130,000          132,981             -2.2%
Broadband access lines (1)                             16,858           12,535             34.5%
Total SureWest access lines                           146,858          145,516              0.9%

TELECOM
ILEC access lines                                     130,000          132,981             -2.2%
ILEC voice-grade equivalents (2)                      373,100          448,600            -16.8%
Long distance lines                                    51,213           46,191             10.9%
Long distance penetration                                39.4%            34.7%            13.4%

BROADBAND
CLEC access lines                                       2,175            1,770             22.9%
CLEC voice-grade equivalents (2)                      285,300          141,700            101.3%
DSL subscribers                                        26,945           22,300             20.8%
DSL revenue-generating units (RGUs) (3)                28,430           22,941             23.9%
  Video RGUs                                            2,021              971            108.1%
  Data RGUs                                            26,815           22,156             21.0%
FTTP subscribers                                       19,245           14,786             30.2%
FTTP revenue-generating units (RGUs) (4)               44,793           34,619             29.4%
  Voice RGUs                                           14,683           10,765             36.4%
  Video RGUs                                           13,713           11,478             19.5%
  Data RGUs                                            16,397           12,376             32.5%
FTTP marketable homes                                  84,500           62,100             36.1%
FTTP marketable homes penetration (5)                    22.5%            23.6%            -4.7%
FTTP churn                                                1.6%             1.9%           -15.8%

WIRELESS
Total subscribers                                      53,818           49,072              9.7%
  Contract subscribers                                 49,374           41,897             17.8%
POPs                                                3,532,000        3,477,000              1.6%
POPs covered                                        2,759,000        2,711,000              1.8%
Net contract additions                                    595            1,274            -53.3%
Net non-contract additions                               -138             -733            -81.2%
Contract churn (6)                                        3.2%             3.4%            -5.3%

(1)  The sum of CLEC access lines and FTTP voice RGUs.

(2) Voice-grade equivalents (VGEs) are calculated by dividing the capacity of all circuits in use by 64 kilobits (bandwidth representing a voice access line), excluding ethernet service and Broadband FTTP data RGUs. DSL VGEs are counted as two 64 kbps channels.

(3) Revenue-generating units (RGUs) are the sum of all primary digital video and high-speed data connections, excluding additional units. Telephony units are included in ILEC Access Lines.

(4) Revenue-generating units (RGUs) are the sum of all primary digital video, telephony and high-speed data connections, excluding additional units.

(5) FTTP marketable home penetration is calculated on residential marketable homes passed and residential FTTP subscribers. The total FTTP subscribers also includes 219 and 106 Small-Medium Enterprise customers in 2005 and 2004, respectively, which are not included in the penetration rate.

(6) Quarterly turnover in contract customers (total contract customer disconnects divided by sum of monthly average contract subscribers).

SOURCE  SureWest Communications
    -0-                             10/19/2005
    /CONTACT: Karlyn Oberg, Director of Investor Relations of SureWest Communications, +1-916-786-1799, or k.oberg@surewest.com/